Contact:  Fred Schapelhouman
          Insightful Corporation
          206-283-8802 ext. 509
          freds@insightful.com
          --------------------


            INSIGHTFUL ANNOUNCES FINAL RESULTS FOR FIRST QUARTER 2003


SEATTLE - APRIL 24, 2003- Insightful Corporation (NASDAQ: IFUL), a leading provider of enterprise software solutions for search and analysis of text, images, and numerical data, today announced financial results for the first quarter 2003.

Insightful achieved revenues of $4.3 million for its first quarter, representing an increase of 1% from the prior quarter and a 2% decline from revenue achieved in the first quarter of 2002. Service revenues increased 8% over the prior quarter while software-related revenues remained flat for the same period.

Insightful incurred an operating loss of $0.3 million for the quarter, as compared to a $1.2 million operating loss in the prior quarter and a $0.3 million loss in the first quarter of 2002. The $1.2 million operating loss in the prior quarter included a goodwill impairment charge of $0.8 million. EPS in the first quarter of 2003 amounted to a loss of $0.03 per share as compared to a loss of $0.10 in the prior quarter and a $0.02 loss in the first quarter of 2002.

The cash balance at the end of Q1 2003 was $6.0 million as compared to $6.8 million at the end of 2002 and $5.9 million at the end of March 2002.

"Our strategy for growth and return to profitability calls for selling more of our higher priced offerings," said Shawn Javid, Insightful's president and CEO. "We made progress toward this end in Q1, and are continuing to focus on increasing our pipeline of opportunities to help us achieve our strategic objectives."


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
Insightful Announces Q1 2003 Results                                      Page 2


ABOUT INSIGHTFUL

Insightful Corporation (NASDAQ: IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistical data mining, business analytics, knowledge management, and information retrieval enabling clients to gain intelligence from numerical data, text, and images.

Insightful products include InFact(R), Insightful Miner, S-PLUS(R),
StatServer(R), S-PLUS Analytic Server(R).   Insightful consulting services
provide specialized expertise and proven processes for the design, development and deployment of customized solutions. The company has been delivering industry-leading, high-ROI solutions for sixteen years to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications, manufacturing, plus government and research institutions. Headquartered in Seattle, Insightful has offices in New York City, North Carolina, France, Germany, Switzerland, and the United Kingdom with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-800-569-0123.

                                      # # #


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
Insightful Announces Q1 2003 Results                                      Page 3

================================================================================

NOTE TO INVESTORS - FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements about our ability to achieve revenue growth and profitability and our ability to sell more of our higher priced products. Forward-looking statements are based on the judgment and opinions of management at the time the statements are made. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Actual results could differ materially from those expressed or implied by the forward-looking statements for a number of reasons, including, without limitation, the risk that we are unable to achieve or maintain revenue growth or profitability in future periods, and the risk that we are unable to sell more of our higher priced products. More detailed information regarding these and other factors that could affect actual results is set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2002. You should not unduly rely on these forward-looking statements which apply only as of the date of this release. We undertake no obligation to update publicly any forward- looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.

Insightful, the Insightful logo, "intelligence from data" and "human-like intelligence" are trademarks of Insightful Corporation. S-PLUS and StatServer, InFact and S-PLUS Analytic Server are registered trademarks of Insightful Corporation. Other trademarks mentioned are the property of their respective owners.


                                     -more-

                       INSIGHTFUL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED CONDENSED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                    31-MAR     DEC. 31,
                                                                     2003        2002
                                                                   ---------  ----------
                                 ASSETS
Current Assets:

    Cash and cash equivalents                                      $  5,979   $   6,819

    Accounts receivable, net                                          2,331       2,346

    Other receivables                                                   875         955

    Inventories                                                         161         102

    Prepaid expenses                                                    694         204
                                                                   ---------  ----------

      Total current assets                                           10,040      10,426

Property and Equipment, net                                           1,840       2,055

Goodwill and Other Intangibles, net                                   1,456       1,506

Other Assets                                                             49          49
                                                                   ---------  ----------

                                                                   $ 13,385   $  14,036
                                                                   =========  ==========

              LIABILITIES AND STOCKHOLDERSEQUITY

Current Liabilities:

    Current portion of long-term debt                              $    129   $     129

    Accounts payable                                                  1,006       1,030

    Accrued expenses and other current liabilities                    2,210       2,371

    Deferred revenue                                                  4,765       4,780
                                                                   ---------  ----------

      Total current liabilities                                       8,110       8,310

Long-term debt, less current portion                                    257         289

Commitments and contingencies

Stockholders' Equity:

  Preferred stock, $0.01 par value --
    Authorized shares -- 1,000,000 shares
    Issued and outstanding -- none                                       --          --

  Common stock, $0.01 par value --
    Authorized -- 20,000,000 shares
    Issued and outstanding -- 11,434,519 and 11,518,277
      shares at March 31, 2003
    and December 31, 2002, respectively                                 114         115

  Additional paid-in capital                                         34,083      34,316

  Deferred stock-based compensation                                     (27)       (162)

  Accumulated deficit                                               (29,235)    (28,881)


  Cumulative translation adjustment                                      83          49
                                                                   ---------  ----------

     Total stockholdersequity                                         5,018       5,437
                                                                   ---------  ----------

                                                                   $ 13,385   $  14,036
                                                                   =========  ==========


                     INSIGHTFUL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      THREE MONTHS ENDED
                                                      ------------------
                                                      MARCH 31, MARCH 31,
                                                         2003      2002
                                                      --------  --------
Revenues:
    Software licenses                                 $ 1,792   $ 1,559
    Software maintenance                                1,661     1,327
    Professional services and other                       843     1,505
                                                      --------  --------
      Total revenues                                    4,296     4,391
                                                      --------  --------
Cost of Revenues:
    Software related                                      399       343
    Professional services and other                       826     1,155
                                                      --------  --------
      Total cost of revenues                            1,225     1,498
                                                      --------  --------
      Gross profit                                      3,071     2,893
                                                      --------  --------
Operating Expenses:
    Sales and marketing                                 1,805     1,742
    Research and development                            1,683     2,026
    Less -- Funded research                              (972)   (1,255)
                                                      --------  --------
      Research and development, net                       711       771
    General and administrative                            789       591
    Amortization of goodwill and other intangibles         60        45
                                                      --------  --------
      Total operating expenses                          3,365     3,149
                                                      --------  --------
       Loss from operations                              (294)     (256)
Interest and Other Income                                  15        55
Interest Expense                                           (5)       (3)
                                                      --------  --------
     Loss before income taxes                            (284)     (204)
Income Tax provision                                       71        11
                                                      --------  --------
      Net Loss                                        $  (355)  $  (215)
                                                      ========  ========

Basic and Diluted Loss per Share                      $ (0.03)  $ (0.02)
                                                      ========  ========
Weighted Average Number of Common Shares Outstanding
- Basic and Diluted                                    11,380    11,189
                                                      ========  ========